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                         [PROXY CARD FOR COMMON STOCK]
                               AVATEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVATEX
CORPORATION FOR AN ANNUAL MEETING OF STOCKHOLDERS ON [         ,     , 1999].

The owner of the shares of common stock represented by this proxy hereby appoints Grady E. Schleier and Robert H. Stone, or either of them, Proxies to
vote at Avatex Corporation's Annual Meeting of Stockholders on          , 1999,
and any adjournment or postponement thereof on the matters referred to on the opposite side of this card including the merger with Xetava as well as any other matters which may properly come before the annual meeting, in accordance with, and as more fully described in, the Notice of Annual Meeting of Stockholders and the proxy statement and prospectus, receipt of which is acknowledged.

THE PROXIES WILL VOTE YOUR STOCK IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR STOCK IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION.

Please sign on the opposite side and return the proxy card in the accompanying envelope.

                                                     (Continued on reverse side)
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[X] Please mark votes as in this example.

Avatex's Directors recommend a vote "FOR" Proposals 1, 2 and 3.

1. Adoption of the Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, between Avatex Corporation and Xetava Corporation, described in the attached proxy statement/prospectus.

                              FOR / /       AGAINST / /     ABSTAIN / /

2. Election of directors to hold office until the annual meeting of stockholders in 2001:
   (01) William A. Lemer
   (02) John L. Wineapple      FOR / /      WITHHELD / /  For all nominees
                                                          except as noted below:
                                                          ______________________

3. Election of directors to hold office until the annual meeting of stockholders in 2002:
   (01) Abbey J. Butler
   (02) Melvyn J. Estrin       FOR / /      WITHHELD / /  For all nominees
                                                          except as noted below:
                                                          ______________________

4. In the Proxies' discretion, upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

I have commented on reverse side. / /

Please sign this Proxy exactly as your name appears above, and mail in the enclosed envelope. If shares of common stock are registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

The owner of the common stock represented by this proxy revokes any proxy previously given and acknowledges receipt of written notice of, and the proxy statement and prospectus for, the annual meeting of stockholders of Avatex Corporation.

                                                     Dated: _____________ , 1999

                                                     ___________________________
                                                     Signature